EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                             ANY AND ALL OUTSTANDING
                   10 1/4 TRUST PREFERRED SECURITIES, SERIES A
            (LIQUIDATION AMOUNT $1,000 PER TRUST PREFERRED SECURITY)
                                       OF
                               BANKUNITED CAPITAL
                      FULLY AND UNCONDITIONALLY GUARANTEED
                       BY BANKUNITED FINANCIAL CORPORATION

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's 10 1/4% Trust Preferred Securities, Series A due December 31, 2026 (the "Old Series A Preferred Securities") are not immediately available, (ii) Old Series A Preferred Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-- Procedures for Tendering Old Series A Preferred Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Series A Preferred Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Series A Preferred Securities (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.


                                   The Exchange Agent For the Exchange Offer Is:
                                               The Bank of New York

By Registered or Certified Mail               Facsimile Transmission:                 By Hand or Overnight Delivery
                                           (Eligible Institutions Only)
     The Bank of New York                                                               The Bank of New York
      101 Barclay Street, 7E                      (212) 571-3080                        101 Barclay Street
  New York, New York 10286                                                          Corporate Trust Services Window
Attention:  Reorganization Section             Confirm by Telephone                        Ground Level
              Enrique Lopez                       (212) 815-2742                         New York, New York 10286
                                                                                 Attention:  Reorganization Section
                                               For Information Call:                        Enrique Lopez
                                                  (212) 815-2742

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above does not constitute a valid delivery.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to BankUnited Financial Corporation, a Florida corporation (the "Corporation") and to BankUnited Capital, a trust formed under the laws of the State of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated April __, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Series A Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Series A Preferred Securities.

Aggregate Liquidation Amount                    Name(s) of Registered Holder(s):____________
Amount Tendered:  $__________________*               _______________________________________

Certificate No(s)
if Available):__________________________


_____________________________________
(Total Liquidation Amount Represented by
Old Series A Preferred Securities Certificate(s)

$_____________________________________

If Old Series A Preferred Securities will be tendered by book-entry transfer, provide the following information:


DTC Account Number____________________

Date:___________________________________

______________________________

* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.


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All Authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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                                PLEASE SIGN HERE


X_______________________________                 ___________________________

X_______________________________                 ___________________________
Signature(s) of Owner(s)                         Date
or Authorized Signatory

Area Code and Telephone Number:__________________________

         Must be signed by the holder(s) of the Old Series A Preferred Securities as their name(s) appear(s) on certificates for Old Series A Preferred Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

         Please print name(s) and address(es)

Name(s):
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Capacity:     -----------------------------------------------------------------
Address(es):  -----------------------------------------------------------------
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               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


         The undersigned, a firm or other entity identified in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Series A Preferred Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Series A Preferred Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Series A Preferred Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



---------------------------------             --------------------------------
         Name of Firm                                 Authorized Signature


---------------------------------             --------------------------------
         Address                                            Title


---------------------------------             --------------------------------
         Zip Code                                   (Please Type or Print)



Area Code and Telephone No._________________________ Dated:____________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD SERIES A SECURITIES WITH THIS FORM. CERTIFICATES FOR OLD SERIES A SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.